Exhibit - 21.1

MELLON FINANCIAL CORPORATION

PRIMARY SUBSIDIARIES OF THE CORPORATION (a)

DEC. 31, 2006

Mellon Financial Corporation (Parent Corporation) — Incorporation: United States

•	Mellon Funding Corporation — State of Incorporation: Pennsylvania

Mellon Trust of New England, National Association — Incorporation: United States

Mellon Bank, N.A. — Incorporation: United States

The Boston Company, Inc. — State of Incorporation: Massachusetts

•	Mellon Private Trust Company, National Association — Incorporation: United States

•	Mellon Trust of California — State of Incorporation: California

•	Mellon Trust of New York, LLC — State of Organization: New York

•	Mellon Trust of Washington — State of Incorporation: Washington

The Dreyfus Corporation — State of Incorporation: New York

•	Dreyfus Service Corporation — State of Incorporation: New York

Mellon 1st Business Bank, National Association — Incorporation: United States

Mellon United National Bank — Incorporation: United States

MBC Investments Corporation — State of Incorporation: Delaware

•	Dreyfus Trust Company — State of Incorporation: New York

•	Mellon Capital Management Corporation — State of Incorporation: California

•	Neptune LLC — State of Organization: Delaware

•	Mellon International Holdings S.AR.L. — Incorporation: Luxembourg

•	Mellon International Limited — Incorporation: England

•	Mellon Global Investments Limited — Incorporation: England

•	Mellon Fund Managers Limited — Incorporation: England

•	Newton Management Limited — Incorporation: England

•	Newton Investment Management Limited — Incorporation: England

Mellon Investor Services LLC — State of Organization: New Jersey

Fixed Income (DE) Trust — State of Organization: Delaware

•	Fixed Income (MA) Trust — State of Organization: Massachusetts

•	Franklin Portfolio Associates, LLC — State of Organization: Massachusetts

•	Standish Mellon Asset Management Company LLC — State of Organization: Delaware

•	The Boston Company Asset Management, LLC — State of Organization: Massachusetts

Mellon Securities Trust Company — State of Incorporation: New York

(a)	This listing includes all significant subsidiaries as defined in Rule 1-02(w) of Regulation S-X, as well as other selected subsidiaries.